Exhibit 5.1

March 20, 2026

Bassett Furniture Industries, Incorporated

3525 Fairystone Park Highway

Bassett, Virginia 24055

Re:

Registration Statement on Form S-8

200,000 Shares of Common Stock of Bassett Furniture Industries, Incorporated Pursuant to the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan, as amended

Ladies and Gentlemen:

We have acted as special counsel to Bassett Furniture Industries, Incorporated, a Virginia corporation (the “Corporation”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 200,000 shares (the “Shares”) of the Corporation’s common stock, par value $5.00 per share, which may be issued pursuant to the Bassett Furniture Industries, Incorporated 2017 Employee Stock Purchase Plan, as amended (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have examined such corporate records and other documents, including the Registration Statement, the Corporation’s Certificate of Incorporation (as amended), the Corporation’s Bylaws (as amended) and a copy of the Plan in the form included as Exhibit A to the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 11, 2026 (the “Proxy Statement”), certificates of officers of the Corporation and of public officials, and other documents and records, as we have considered relevant and necessary as a basis for this opinion. In our examination, we have assumed, without independent investigation, the legal capacity and competency of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies, and, to the extent we have received and relied upon certificates of the Corporation or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with respect to factual matters. We have also assumed that the Plan included as Exhibit A to the Proxy Statement is complete and correct, that there are no agreements or understandings between or among the Corporation and any participants in the Plan that would expand, modify or otherwise affect the terms or the respective rights or obligations of the participants thereunder, that the Plan is and will be administered in accordance with its terms, and that the Registration Statement has become effective and remains effective at the time of the issuance of the Shares.

Based solely on the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly authorized and, when issued, delivered and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

In rendering this opinion, we are not expressing an opinion as to any matters governed by the laws of any jurisdiction other than the Commonwealth of Virginia, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Shares or to the effects of such laws, including federal or state securities laws, thereon. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion express herein.

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Bassett Furniture Industries, Incorporated

March 20, 2026

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. We hereby consent to being named in the Registration Statement as attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5(a) to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, /S/ MCGUIREWOODS LLP